Exhibit 99.1

Press Contact:	Katryn McGaughey
508-293-7717
katryn.mcgaughey@emc.com

EMC Reports Second-Quarter 2015 Financial Results

Second-Quarter 2015 Summary:
●	GAAP revenue up 2% year over year, non-GAAP revenue up 3% (up 8% on a constant currency basis) year over year
●
GAAP revenue was reduced by the amount of a VMware settlement with the Department of Justice (“DOJ”) and the General Service Administration (“GSA”), which was entered into and paid in cash by VMware in the second quarter

●	GAAP and non-GAAP EPS of $0.25 and $0.43, respectively
●
EMC Information Infrastructure revenue up 1% year over year (up 6% on a constant currency basis); Emerging Storage revenue up 49% year over year - led by XtremIO, Isilon and Software-Defined Storage - reached nearly a $3 billion revenue run-rate

●	Full-year 2015 outlook now: GAAP revenues of $25.2 billion and non-GAAP revenues of $25.3 billion; GAAP EPS of $1.17 and non-GAAP EPS of $1.87

HOPKINTON, Mass. - July 22, 2015 - EMC Corporation (NYSE:EMC) today reported second-quarter 2015 financial results. Consolidated second-quarter GAAP revenue was $6 billion, up 2% year over year. GAAP revenue was reduced by the amount of a VMware settlement with the DOJ and the GSA, which was entered into and paid in cash by VMware in the second quarter. Consolidated second-quarter non-GAAP1 revenue was $6.1 billion, up 3% year over year and up 8% on a constant currency basis2. GAAP earnings per weighted average diluted share was $0.25, down 11% year over year. Non-GAAP1 earnings per weighted average diluted share was $0.43, flat compared with the year-ago quarter.

EMC generated $1 billion in operating cash flow and $647 million in free cash flow3 in the second quarter, and ended the quarter with $14.8 billion in cash and investments. EMC repurchased approximately $2 billion worth of its common stock year-to-date and returned $225 million to shareholders in the second quarter via a quarterly dividend.

Joe Tucci, EMC Chairman and CEO, said, “While pleased with many aspects of the second quarter, especially with the market acceptance and rapid growth of our newer products, we also saw customers become more conservative around refreshing their traditional infrastructures as they plan their IT transformations. We also saw ongoing geo-political factors in China and Russia. To capture more opportunity we have honed our growth strategy around four pillars: best-in class products and solutions that are, or will be, offered as a service; an expanded focus on cloud services; tighter coordination of our federated go-to-market approach; and a leadership team that is second to none. We are confident in our strategy in becoming the most trusted partner to customers embarking on digital transformation and hybrid cloud journeys, and we remain laser focused on enhancing shareholder value.”

Zane Rowe, EMC CFO, said, “My thanks to the entire team for their hard work and execution in the second quarter. We are seeing success in the growth areas of our portfolio, while our traditional storage category was impacted by customers focusing on their short-term purchasing needs as they develop their digital agendas. We continue to drive growth, cost efficiency and business transformation, as well as additional alignment across our businesses.”

David Goulden, CEO of EMC Information Infrastructure, said, “In an IT market that is changing rapidly, our new businesses are performing exceptionally well, with the Emerging Storage business now at nearly a $3 billion revenue run-rate, which we expect will grow more than 30% in 2015. We are focused on evolving our storage portfolio, delivering solutions, leading in high-growth areas and getting more aggressive on costs and are taking additional steps to manage the trends in our traditional storage business. Going forward, the favorable mix toward new applications and transformational spend will serve us well beyond 2015.”

Business Highlights

•
EMC Information Infrastructure: Second-quarter revenue was up 1% year over year and up 6% on a constant currency basis[2]. Information Storage revenue in the second quarter was up 1% year over year and up 6% on a constant currency basis[2]. Emerging Storage[4] revenue was up 49% year over year in the second quarter, led by XtremIO, Isilon and Software-Defined Storage. Within Emerging Storage, XtremIO revenue growth exceeded 300% year over year, and remains the all-flash array market segment leader. Within the Converged Infrastructure business, Vblock and Vblock-related revenue had greater than 30% growth year over year.

•
Pivotal: Second-quarter revenue was up 18% year over year and up 19% on a constant currency basis[2]. Pivotal continues its transition to a subscription business model, more commonly measured by annual recurring revenue (ARR)[6], which in the second quarter was approximately $60 million, up almost 60% quarter over quarter. Pivotal is achieving significant momentum as enterprise customers leverage the Pivotal portfolio for their digital transformation journey.

•
VMware: Second-quarter 2015 GAAP revenue was up 4% year over year, non-GAAP revenue was up 10% (up 13% on a constant currency basis2) year over year. VMware continues to diversify its business by expanding its portfolio of products to enable the software-defined enterprise, making progress on its strategic initiatives focused on the software-defined data center, hybrid cloud solutions, business mobility and end-user computing.

Global Highlights
EMC’s consolidated second-quarter GAAP and non-GAAP1 revenue from North America was up 6% and 9% year over year, respectively. EMEA and Asia Pacific and Japan revenue in the second quarter was down 3% and 1% year over year, respectively, and up 8% and 5% on a constant currency basis2, respectively.

Business Outlook
Details will be provided during today’s 8:30 a.m. ET live webcast for investors, which is available on the EMC Investor Relations website (http://www.emc.com/ir).

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.  These statements supersede all prior statements made by EMC regarding 2015 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated GAAP revenues are expected to be $25.2 billion for 2015 and consolidated non-GAAP[5] revenues are expected to be $25.3 billion for 2015.

•	Consolidated GAAP operating income is expected to be 12.8% of revenues for 2015 and consolidated non-GAAP[5] operating income is expected to be 20.7% of non-GAAP revenues for 2015.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.17 for 2015 and consolidated non-GAAP[5] earnings per weighted average diluted share are expected to be $1.87 for 2015.

•
The consolidated GAAP income tax rate is expected to be 22.5% and the consolidated non-GAAP[5] income tax rate is expected to be 23.6% for 2015. This assumes that the U.S. research and development tax credit is enacted during 2015.

•	Consolidated net cash provided by operating activities is expected to be $5.5 billion for 2015 and free cash flow[3] is expected to be $4 billion for 2015.

•	The weighted average outstanding diluted shares are expected to be 1.96 billion for 2015.

•	EMC expects to repurchase an aggregate of $3.0 billion of the company’s common stock in 2015.

Resources

•	To access today’s webcast at 8:30 a.m. ET, visit the EMC Investor Relations website

•	A replay of today’s webcast will be available here

•	EMC financial results are available on the U.S. Securities and Exchange Commission website

•	Visit the VMware Investor Relations website for more detail on its second-quarter results

•	Download the EMC Investor Relations app here

•	Connect with EMC on Twitter (@EMCCorp and @EMC_News), LinkedIn, Facebook and SocialSphere

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the second quarters of 2015 and 2014 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, a fair value adjustment on asset held for sale, the VMware GSA settlement, a gain on previously held interests in strategic investments, an impairment of strategic investment and VMware litigation and other contingencies. A benefit of the U.S. research and development (“R&D”) tax credit for the second quarters of 2015 and 2014 is included in the non-GAAP results for the second quarters of 2015 and 2014 as if the credit had been enacted. See attached schedules for GAAP to non-GAAP reconciliations.

2 This press release refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2015 and 2014 and for the full year 2015 business outlook.

4 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC ViPR, EMC ScaleIO, EMC Elastic Cloud Storage Appliance, EMC RecoverPoint, Data Computing Appliance, ASD Suites and EMC vFlash and EMC XtremIO families.

5Items excluded from the non-GAAP business outlook for 2015 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition and other related charges, the VMware GSA settlement and other one-time items.  A benefit for an R&D tax credit is included in the GAAP and non-GAAP business outlook for 2015.  See attached schedules for GAAP to non-GAAP reconciliations.

6Annual Recurring Revenue (“ARR”) is an operational performance metric used to assess the health and trajectory of our Pivotal segment. We calculate ARR as the value of contracted recurring revenue of term subscriptions which includes both current subscriptions and contracted subscriptions with a future start date, adjusted by the actual churn in the period. ARR should be viewed independently of revenue and any other GAAP measure.

EMC, Atmos, DSSD, Elastic Cloud Storage, EMC RecoverPoint, Isilon, Vblock, VPLEX, ViPR, ScaleIO and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries.  All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, a fair value adjustment on asset held for sale, the VMware GSA settlement, a gain on previously held interests in strategic investments, an impairment of strategic investment, and VMware litigation and other contingencies) are excluded from the non-GAAP financial measures and (b) a benefit for the R&D tax credit for the second quarters of 2015 and 2014 is included in the non-GAAP financial measures for the second quarters of 2015 and 2014.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

This release also refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenues:
Product sales	$3,225	$3,319	$6,130	$6,327
Services	2,772	2,561	5,480	5,032
	5,997	5,880	11,610	11,359
Cost and expenses:
Cost of product sales	1,433	1,372	2,762	2,668
Cost of services	977	854	1,922	1,690
Research and development	782	740	1,570	1,472
Selling, general and administrative	2,102	2,010	4,139	3,861
Restructuring and acquisition-related charges	23	30	158	149
Operating income	680	874	1,059	1,519

Non-operating income (expense):
Investment income	26	35	51	71
Interest expense	(41)	(34)	(81)	(68)
Other income (expense), net	24	(66)	34	(142)
Total non-operating income (expense)	9	(65)	4	(139)
Income before provision for income taxes	689	809	1,063	1,380
Income tax provision	170	187	252	326
Net income	519	622	811	1,054
Less: Net income attributable to the non-controlling interests in VMware, Inc.	(32)	(33)	(72)	(74)
Net income attributable to EMC Corporation	$487	$589	$739	$980

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.25	$0.29	$0.38	$0.48
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.25	$0.28	$0.37	$0.47

Weighted average shares, basic	1,927	2,037	1,950	2,033
Weighted average shares, diluted	1,947	2,064	1,971	2,070

Cash dividends declared per common share	$0.12	$0.12	$0.23	$0.22

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$5,803	$6,343
Short-term investments	1,939	1,978
Accounts and notes receivable, less allowance for doubtful accounts of $71 and $72	3,345	4,413
Inventories	1,224	1,276
Deferred income taxes	1,061	1,070
Other current assets	715	653
Total current assets	14,087	15,733
Long-term investments	7,041	6,334
Property, plant and equipment, net	3,788	3,766
Intangible assets, net	1,953	2,125
Goodwill	16,185	16,134
Other assets, net	1,813	1,767
Total assets	$44,867	$45,859

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,219	$1,696
Accrued expenses	2,823	3,141
Income taxes payable	160	852
Short-term debt	1,948	—
Deferred revenue	6,357	6,021
Total current liabilities	12,507	11,710
Income taxes payable	318	306
Deferred revenue	4,344	4,144
Deferred income taxes	230	274
Long-term debt	5,472	5,469
Other liabilities	434	431
Total liabilities	23,305	22,334
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 1,925 and 1,985 shares	19	20
Additional paid-in capital	—	—
Retained earnings	20,516	22,242
Accumulated other comprehensive loss, net	(458)	(366)
Total EMC Corporation's shareholders' equity	20,077	21,896
Non-controlling interests	1,485	1,629
Total shareholders' equity	21,562	23,525
Total liabilities and shareholders' equity	$44,867	$45,859

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 30,	June 30,
	2015	2014
Cash flows from operating activities:
Cash received from customers	$13,137	$12,644
Cash paid to suppliers and employees	(10,076)	(9,320)
Dividends and interest received	68	97
Interest paid	(67)	—
Income taxes paid	(949)	(829)
Net cash provided by operating activities	2,113	2,592

Cash flows from investing activities:
Additions to property, plant and equipment	(449)	(472)
Capitalized software development costs	(262)	(245)
Purchases of short- and long-term available-for-sale securities	(4,212)	(5,765)
Sales of short- and long-term available-for-sale securities	2,667	4,974
Maturities of short- and long-term available-for-sale securities	913	1,716
Business acquisitions, net of cash acquired	(61)	(1,694)
Purchases of strategic and other related investments	(160)	(83)
Sales of strategic and other related investments	109	10
Joint venture funding	—	(63)
Increase in restricted cash	—	(76)
Net cash used in investing activities	(1,455)	(1,698)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	170	234
Proceeds from the issuance of VMware's common stock	69	99
EMC repurchase of EMC's common stock	(2,063)	(994)
VMware repurchase of VMware's common stock	(850)	(407)
Excess tax benefits from stock-based compensation	54	45
Payment of long- and short-term obligations	—	(1,665)
Net proceeds from the issuance of short-term obligations	1,948	—
Dividend payment	(456)	(407)
Contributions from non-controlling interests	4	—
Net cash used in financing activities	(1,124)	(3,095)

Effect of exchange rate changes on cash and cash equivalents	(74)	(3)

Net decrease in cash and cash equivalents	(540)	(2,204)
Cash and cash equivalents at beginning of period	6,343	7,891
Cash and cash equivalents at end of period	$5,803	$5,687

Reconciliation of net income to net cash provided by operating activities:
Net income	$811	$1,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	942	903
Non-cash restructuring and other special charges	13	9
Stock-based compensation expense	502	498
Provision for doubtful accounts	25	2
Deferred income taxes, net	(48)	(168)
Excess tax benefits from stock-based compensation	(54)	(45)
Gain on previously held interests in strategic investments	—	(45)
Impairment of strategic investment	—	33

Other, net	18	23
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	1,017	549
Inventories	(45)	(183)
Other assets	(3)	96
Accounts payable	(443)	(241)
Accrued expenses	(480)	(279)
Income taxes payable	(650)	(336)
Deferred revenue	509	701
Other liabilities	(1)	21
Net cash provided by operating activities	$2,113	$2,592

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	June 30,	Earnings	June 30,	Earnings
	2015	Per Share	2014	Per Share
Net Income Attributable to EMC - GAAP	$487	$0.249	$589	$0.285
Stock-based compensation expense	181	0.094	180	0.087
Intangible asset amortization	66	0.034	65	0.032
Restructuring charges	16	0.008	22	0.011
Acquisition and other related charges	29	0.010	29	0.014
R&D tax credit	12	0.006	12	0.006
Fair value adjustment on asset held for sale	12	0.006	—	—
VMware GSA settlement	42	0.021	—	—
Gain on previously held interests in strategic investments	—	—	(45)	(0.022)
Impairment of strategic investment	—	—	24	0.011
VMware litigation and other contingencies	—	—	6	0.003
Net Income Attributable to EMC - Non-GAAP	$845	$0.433	$882	$0.427

Weighted average shares, diluted		1,947		2,064
Incremental VMware dilution		$1		$1

*
Net of tax and non-controlling interests in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

	Three Months Ended
	June 30,	June 30,
	2015	2014
Consolidated Revenue - GAAP	$5,997	$5,880
VMware GSA settlement	76	—
Consolidated Revenue - Non-GAAP	$6,073	$5,880

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	June 30,	June 30,
	2015	2014
Gross Margin - GAAP	$3,587	$3,654
Stock-based compensation expense	37	37
Intangible asset amortization	62	61
VMware GSA settlement	76	—
Gross Margin - Non-GAAP	$3,762	$3,752

Revenues:
GAAP	$5,997	$5,880
Non-GAAP	$6,073	$5,880
Gross Margin Percentages:
GAAP	59.8%	62.1%
Non-GAAP	61.9%	63.8%

	Three Months Ended
	June 30,	June 30,
	2015	2014
Operating Margin - GAAP	$680	$874
Stock-based compensation expense	258	262
Intangible asset amortization	100	100
Restructuring charges	21	28
Acquisition and other related charges	49	52
VMware litigation and other contingencies	—	11
VMware GSA settlement	70	—
Operating Margin - Non-GAAP	$1,178	$1,327

Revenues:
GAAP	$5,997	$5,880
Non-GAAP	$6,073	$5,880
Operating Margin Percentages:
GAAP	11.3%	14.9%
Non-GAAP	19.4%	22.6%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended June 30, 2015
	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate
EMC Consolidated - GAAP	$689	$170	24.6%
Stock-based compensation expense	258	58	22.6%
Intangible asset amortization	100	29	29.1%
Restructuring charges	21	5	26.4%
Acquisition and other related charges	49	15	31.4%
R&D tax credit	—	(13)	N/A
Fair value adjustment on asset held for sale	20	8	38.0%
VMware GSA settlement	70	18	25.5%
EMC Consolidated - Non-GAAP	$1,207	$290	24.0%

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Cash Flow from Operations	$1,033	$1,253	$2,113	$2,592
Capital expenditures	(252)	(196)	(449)	(472)
Capitalized software development costs	(134)	(127)	(262)	(245)
Free Cash Flow	$647	$930	$1,402	$1,875

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
Q2'15 vs Q2'14 Constant Currency Revenue Growth
(unaudited)

	Information Storage	EMC Information Infrastructure	Pivotal	VMware Virtual Infrastructure	EMC Consolidated

Revenue growth - GAAP	1%	1%	18%	4%	2%
Impact of VMware GSA settlement	—	—	—	6	1
Revenue growth - Non-GAAP	1%	1%	18%	10%	3%
Impact of currency	5	5	1	4	4
Revenue growth on a constant currency basis	6%	6%	19%	13%	8%

	Europe, Middle East and Africa	Asia Pacific and Japan	Latin America	North America

Revenue growth - GAAP	(3)%	(1)%	(15)%	6%
Impact of VMware GSA settlement	—	—	—	3
Revenue growth - Non-GAAP	(3)%	(1)%	(15)%	9%
Impact of currency	11	6	11	—
Revenue growth on a constant currency basis	8%	5%	(4)%	9%

This presentation refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

Note: Schedule may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in billions, except per share amounts)
(unaudited)

Twelve Months Ending December 31,
2015
Consolidated Revenue - GAAP	$25.2

VMware GSA settlement	0.1

Consolidated Revenue - Non-GAAP	$25.3

Twelve Months Ending December 31,
2015
Operating Income as a % of Revenue - GAAP	12.8%

Stock-based compensation expense	4.4
Intangible asset amortization	1.5
Restructuring charges	0.9
Acquisition and other related charges	0.7
One-time items	0.4

Operating Income as a % of Revenue - Non-GAAP	20.7%

Twelve Months Ending December 31,
2015
Diluted Earnings Per Share - GAAP	$1.17

Stock-based compensation expense	0.42
Intangible asset amortization	0.13
Restructuring charges	0.08
Acquisition and other related charges	0.05
One-time items	0.02

Diluted Earnings Per Share - Non-GAAP	$1.87

Twelve Months Ending December 31,
2015
Tax Rate - GAAP	22.5%

Impact of stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition and other related charges	1.1

Tax Rate - Non-GAAP	23.6%

Twelve Months Ending December 31,
2015
Cash Flow from Operations	$5.5

Cash expenditures	(1.0)
Capitalized software development costs	(0.5)

Free Cash Flow	$4.0
Note: Schedules may not add or recalculate due to rounding.

Supplemental Information
For the Three Months Ended June 30, 2015
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	Fair Value Adjustment on Asset Held for Sale	VMware GSA Settlement
EMC Consolidated
Revenue	$—	$—	$—	$—	$—	$—	$76
Cost of revenue	(37)	(62)	—	—	—	—	—
Research and development	(91)	(1)	—	—	—	—	—
Selling, general and administrative	(130)	(37)	—	(47)	—	—	6
Restructuring and acquisition-related charges	—	—	(21)	(2)	—	—	—
Non-operating (income) expense	—	—	—	—	—	20	—
Income tax provision (benefit)	58	29	5	15	(13)	8	18
Net income attributable to VMware	(19)	(5)	—	(5)	(1)	—	(10)

EMC Information Infrastructure plus Pivotal
Revenue	$—	$—	$—	$—	$—	$—	$—
Cost of revenue	(27)	(33)	—	—	—	—	—
Research and development	(38)	(1)	—	—	—	—	—
Selling, general and administrative	(70)	(30)	—	(5)	—	—	—
Restructuring and acquisition-related charges	—	—	(23)	(2)	—	—	—
Non-operating (income) expense	—	—	—	—	—	20	—
Income tax provision (benefit)	33	20	6	—	(7)	8	—
Net income attributable to VMware	—	—	—	—	—	—	—

VMware within EMC
Revenue	$—	$—	$—	$—	$—	$—	$76
Cost of revenue	(10)	(29)	—	—	—	—	—
Research and development	(53)	—	—	—	—	—	—
Selling, general and administrative	(60)	(7)	—	(42)	—	—	6
Restructuring and acquisition-related charges	—	—	2	—	—	—	—
Non-operating (income) expense	—	—	—	—	—	—	—
Income tax provision (benefit)	25	9	(1)	15	(6)	—	18
Net income attributable to VMware	(19)	(5)	—	(5)	(1)	—	(10)

Supplemental Information
For the Three Months Ended June 30, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	Gain on Previously Held Interests in Strategic Investments	Impairment of Strategic Investment	VMware Litigation and Other Contingencies
EMC Consolidated
Cost of revenue	$(37)	$(61)	$—	$—	$—	$—	$—	$—
Research and development	(100)	(3)	—	—	—	—	—	—
Selling, general and administrative	(125)	(36)	—	(50)	—	—	—	(11)
Restructuring and acquisition-related charges	—	—	(28)	(2)	—	—	—	—
Non-operating (income) expense	—	—	—	1	—	(45)	33	—
Income tax provision (benefit)	59	30	6	18	(13)	—	9	4
Net income attributable to VMware	(23)	(5)	—	(6)	(1)	—	—	(1)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(25)	$(34)	$—	$—	$—	$—	$—	$—
Research and development	(34)	(1)	—	—	—	—	—	—
Selling, general and administrative	(64)	(30)	—	(8)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(29)	(2)	—	—	—	—
Non-operating (income) expense	—	—	—	—	—	(45)	33	—
Income tax provision (benefit)	31	21	6	2	(9)	—	9	—
Net income attributable to VMware	—	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(12)	$(27)	$—	$—	$—	$—	$—	$—
Research and development	(66)	(2)	—	—	—	—	—	—
Selling, general and administrative	(61)	(6)	—	(42)	—	—	—	(11)
Restructuring and acquisition-related charges	—	—	1	—	—	—	—	—
Non-operating (income) expense	—	—	—	1	—	—	—	—
Income tax provision (benefit)	28	9	—	16	(4)	—	—	4
Net income attributable to VMware	(23)	(5)	—	(6)	(1)	—	—	(1)

Supplemental Information
For the Three Months Ended June 30, 2015
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,521	$(9)	$1,512
Cost of revenue	250	(4)	246
Gross margin	1,271	(5)	1,266
Research and development	322	(2)	320
Selling, general and administrative	745	(2)	743
Restructuring and acquisition-related charges	(2)	—	(2)
Operating income	206	(1)	205
Non-operating income (expense)	7	4	11
Income before taxes	213	3	216
Income tax provision (benefit)	41	6	47
Net income	$172	(3)	169
Net income attributable to VMware		(32)	(32)
Net income attributable to EMC		$(35)	$137

Supplemental Information
For the Three Months Ended June 30, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,457	$(8)	$1,449
Cost of revenue	218	(2)	216
Gross margin	1,239	(6)	1,233
Research and development	317	(3)	314
Selling, general and administrative	723	(1)	722
Restructuring and acquisition-related charges	(1)	—	(1)
Operating income	200	(2)	198
Non-operating income (expense)	2	5	7
Income before taxes	202	3	205
Income tax provision (benefit)	35	3	38
Net income	$167	—	167
Net income attributable to VMware		(33)	(33)
Net income attributable to EMC		$(33)	$134

Note: Schedules may not add due to rounding.

Segment Information
For the Three Months Ended June 30, 2015
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,509	$40	$97	$2,646	$20	$2,666
Services revenues	1,519	115	141	1,775	44	1,819
Total consolidated revenues	4,028	155	238	4,421	64	4,485

Gross profit	$2,092	$105	$158	2,355	26	2,381
Gross profit percentage	51.9%	67.8%	66.6%	53.3%	40.0%	53.1%

Research and development				398	25	423
Selling, general and administrative				1,201	53	1,254
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,599	78	1,677
Operating income (expense)				$756	$(52)	$704
Operating margin percentage				17.1%	(80.5)%	15.7%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,666	$635	$(76)	$3,225
Services revenues	1,819	953	—	2,772
Total consolidated revenues	4,485	1,588	(76)	5,997

Gross profit	$2,381	$1,381	$(175)	$3,587
Gross profit percentage	53.1%	87.0%	—	59.8%

Research and development	423	267	92	782
Selling, general and administrative	1,254	640	208	2,102
Restructuring and acquisition-related charges	—	—	23	23
Total operating expenses	1,677	907	323	2,907

Operating income (expense)	704	474	(498)	680
Operating margin percentage	15.7%	29.8%	—	11.3%

Non-operating income (expense), net	18	11	(20)	9
Income tax provision (benefit)	183	107	(120)	170
Net income	539	378	(398)	519
Net income attributable to the non-controlling interests in VMware, Inc.	—	(72)	40	(32)
Net income attributable to EMC Corporation	$539	$306	$(358)	$487

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended June 30, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,551	$37	$104	$2,692	$15	$2,707
Services revenues	1,425	121	139	1,685	39	1,724
Total consolidated revenues	3,976	158	243	4,377	54	4,431

Gross profit	$2,192	$100	$162	2,454	26	2,480
Gross profit percentage	55.1%	63.2%	66.7%	56.1%	47.2%	55.9%

Research and development				358	33	391
Selling, general and administrative				1,140	46	1,186
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,498	79	1,577
Operating income (expense)				$956	$(53)	$903
Operating margin percentage				21.9%	(99.4)%	20.4%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,707	$612	$—	$3,319
Services revenues	1,724	837	—	2,561
Total consolidated revenues	4,431	1,449	—	5,880

Gross profit	$2,480	$1,272	$(98)	$3,654
Gross profit percentage	55.9%	87.8%	—	62.1%

Research and development	391	246	103	740
Selling, general and administrative	1,186	602	222	2,010
Restructuring and acquisition-related charges	—	—	30	30
Total operating expenses	1,577	848	355	2,780

Operating income (expense)	903	424	(453)	874
Operating margin percentage	20.4%	29.3%	—	14.9%

Non-operating income (expense), net	(84)	8	11	(65)
Income tax provision (benefit)	209	91	(113)	187
Net income	610	341	(329)	622
Net income attributable to the non-controlling interests in VMware, Inc.	—	(69)	36	(33)
Net income attributable to EMC Corporation	$610	$272	$(293)	$589

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015
Information Storage:
Product Revenues	$2,302	$2,551	$2,595	$3,338	$10,785	$2,179	$2,509
Services Revenues	1,378	1,425	1,456	1,497	5,757	1,484	1,519
Total Information Storage Revenues	$3,680	$3,976	$4,051	$4,835	$16,542	$3,663	$4,028

Enterprise Content Division:
Product Revenues	$35	$37	$36	$56	$164	$27	$40
Services Revenues	119	121	118	118	476	111	115
Total Enterprise Content Division Revenues	$154	$158	$154	$174	$640	$138	$155

RSA Information Security:
Product Revenues	$104	$104	$114	$139	$462	$100	$97
Services Revenues	140	139	147	148	573	148	141
Total RSA Information Security Revenues	$244	$243	$261	$287	$1,035	$248	$238

EMC Information Infrastructure:
Product Revenues	$2,441	$2,692	$2,745	$3,533	$11,411	$2,306	$2,646
Services Revenues	1,637	1,685	1,721	1,763	6,806	1,743	1,775
Total EMC Information Infrastructure Revenues	$4,078	$4,377	$4,466	$5,296	$18,217	$4,049	$4,421

Pivotal:
Product Revenues	$11	$15	$17	$21	$65	$16	$20
Services Revenues	38	39	41	44	162	38	44
Total Pivotal Revenues	$49	$54	$58	$65	$227	$54	$64

VMware Virtual Infrastructure Revenues:
Product Revenues	$556	$612	$638	$768	$2,575	$583	$635
Services Revenues	796	837	870	919	3,421	927	953
Total VMware Virtual Infrastructure Revenues	$1,352	$1,449	$1,508	$1,687	$5,996	$1,510	$1,588

Corporate Reconciling Items	$—	$—	$—	$—	$—	$—	$(76)

Consolidated Revenues:
Product Revenues	$3,008	$3,319	$3,400	$4,322	$14,051	$2,905	$3,225
Services Revenues	2,471	2,561	2,632	2,726	10,389	2,708	2,772
Total Consolidated Revenues	$5,479	$5,880	$6,032	$7,048	$24,440	$5,613	$5,997

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(0.4)%	0.5%	(0.1)%	(1.7)%	(0.5)%	(3.1)%	(4.4)%